UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 5, 2016

BURLINGTON STORES, INC.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2006 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 5, 2016, Frank Cooper, III resigned from the Board of Directors (the “Board”) of Burlington Stores, Inc. (the “Company”).  Mr. Cooper served as a Class II member of the Board (which class will stand for re-election at the 2018 annual meeting of the Company's stockholders) and as member of the Company’s Nominating and Corporate Governance Committee.  Mr. Cooper’s decision was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

 A copy of the press release announcing Mr. Cooper’s resignation from the Board is filed under this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated December 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: December 8, 2016

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated December 8, 2016.